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                                    EXHIBIT A


                         IDENTIFICATION OF GROUP MEMBERS

         The undersigned hereby acknowledge that the attached Schedule 13G is being filed on behalf of each of the undersigned as a group.


Dated: 2/17/98

                                                    /s/ Ralph E. Crump
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                                                    Ralph E. Crump



                                                    /s/ Marjorie Crump
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                                                    Marjorie Crump